SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 28, 2008

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2008, the Compensation Committee of the Board of Directors of Extra Space Storage Inc. (the “Company”) approved, and the Company entered into, amended and restated employment agreements (collectively, the “Restated Employment Agreements”) with each of Kenneth M. Woolley, the Company’s Chief Executive Officer, Kent W. Christensen, the Company’s Chief Financial Officer and Executive Vice President, Karl Haas, the Company’s Chief Operating Officer and Executive Vice President, and Charles L. Allen, the Company’s Chief Legal Officer and Executive Vice President. The Restated Employment Agreements replace the existing employment agreements with these executive officers.

The Restated Employment Agreements are substantially similar and provide for the following:

•                 The Restated Employment Agreements have a term of three years, with automatic annual renewals thereafter unless the Company or the executive provides notice of non-renewal.

•                 In the event that the executive is terminated without cause or terminates his employment for “good reason,” he will be entitled to severance equal to two times his base salary and bonus (greater of prior year’s bonus or average prior three years bonus). In addition, in exchange for a general release of claims, the executive will receive:

•                 outplacement services for six months in accordance with the Company’s policy;

•                 a lump sum equal to the cost of continuing his health benefits under COBRA based on the rate in effect at termination, plus taxes on such amount for two years; and

•                 full vesting in all equity compensation grants and pension and deferred compensation plans.

•                 For purposes of severance, “cause” includes (i) commission of or indictment for or formal admission to a felony, crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company; (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of his duties; (iii) repeated failure to follow the directions of the Company’s Board of Directors or the Company’s policies and procedures, or to devote his full business time and efforts to the Company; (iv) willful and continued failure to perform his properly assigned duties; and (v) breach of covenants regarding non-competition, nonsolicitation and confidentiality. An executive will have “good reason” to terminate if (A) following notice and opportunity to cure, the executive’s authority duties or responsibilities are reduced, or he is assigned duties materially inconsistent with his position; (B) his salary is materially reduced; (C) he is required to relocate more than 100 miles from Salt Lake City, Utah; or (D) the Company willfully and materially breaches the Restated Employment Agreement.

•                 In the event of a change in control of  the Company, each executive:

•                 will be entitled to a bonus equal to the pro rata bonus that executive would have received as an annual bonus for such year based on the Company’s annualized performance results through the date of the change in control;

•                 may terminate his employment for any reason during the six months following a change in control, and such termination will be considered for “good reason” entitling him to severance, as described above; and

•                 will be entitled to a tax gross-up on any excess parachute payments so that on an after excise tax  basis he would receive an amount equal to what he would have received if the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply. However, the tax gross-up does not apply if by reducing the executive’s parachute payments by 10% or less the excise tax would not be imposed. In that case, the executive’s parachute payments will be so reduced.

•                 Each of the executives has agreed to the following restrictive covenants:

•                 he will not solicit any employee to leave the Company during the term of his employment, or for a one-year period following his termination;

•                 he will not compete with the Company during employment; and

•                 he will not at any time, either during employment or after, disclose or use any of the Company’s confidential information.

The foregoing description of the Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Employment Agreements, which are filed as Exhibits 10.1 through 10.4 to this report, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Kenneth M. Woolley.

10.2	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Kent W. Christensen.

10.3	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Karl Haas.

10.4	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Charles L. Allen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008	EXTRA SPACE STORAGE INC.

	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Kenneth M. Woolley.

10.2	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Kent. W. Christensen.

10.3	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Karl Haas.

10.4	Amended and Restated Employment Agreement, dated as of August 28, 2008, by and between Extra Space Storage Inc., Extra Space Storage LP and Charles L. Allen.